Black Hills Corporation™

Improving life with energy

Black Hills Corp. Mourns Passing of Board Member

RAPID CITY, S.D. - Dec. 21, 2016 - Black Hills Corp. (NYSE: BKH) today reported that Gary L. Pechota, a member of its Board of Directors, unexpectedly passed away at age 67, on Dec. 15, 2016.

David R. Emery, chairman and CEO of Black Hills Corp., said, “We are deeply saddened by Gary’s untimely passing and extend our sincere condolences to his family.” Mr. Pechota served on the Company’s Board since 2007, and served on the Company’s Audit and Governance Committees.

Black Hills Corporation
Black Hills Corp. (NYSE: BKH) is a customer focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.2 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company also generates wholesale electricity and produces natural gas, oil and coal. More information is available at www.blackhillscorp.com.

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Investor Relations
Jerome E. Nichols
605-721-1171
jerome.nichols@blackhillscorp.com

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